Exhibit 99.02

Santur Corporation

Condensed Financial Statements

Six Months Ended June 25, 2011 and June 26, 2010

Santur Corporation

Condensed Balance Sheets (Unaudited)

(In Thousands, Except Share and per Share Amounts)

	June 25, 2011	December 25, 2010
Assets
Current assets:
Cash and cash equivalents	$7,240	$13,551
Accounts receivable, net of allowance for doubtful accounts of $45 and $45 at June 25, 2011 and December 25, 2010, respectively	6,955	10,405
Inventories	9,564	6,173
Prepaid expenses and other current assets	1,272	2,233

Total current assets	25,031	32,362
Property and equipment, net	8,821	10,064
Intangible, net	81	94
Loan to an officer	150	150
Other noncurrent assets	230	249

Total assets	$34,313	$42,919

Liabilities, redeemable preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$6,740	$4,586
Accrued expenses	2,963	3,639
Short-term debt	6,722	9,683
Preferred stock warrant liabilities	738	738
Warranty liability	388	1,557
Return reserves	943	1,007
Other current liabilities	712	862

Total current liabilities	19,206	22,072
Deferred rent	111	205
Long-term debt	1,544	2,037
Commitments and contingencies (Note 8)
Redeemable preferred stock, $0.0001 par value, 625,239,509 shares authorized, issuable in Series
Series A-1:
Designated shares – 94,134,273; issued and outstanding shares – 77,837,537 at June 25, 2011 and December 25, 2010, respectively; aggregate liquidation preference – $10,000 (but not to exceed $0.164 per share)	10,000	10,000
Series B-1:
Designated shares – 425,000,000; issued and outstanding shares – 375,831,166 at June 25, 2011 and December 25, 2010, respectively; aggregate liquidation preference – $15,785	15,785	15,785
Series C-1 non-convertible:
Designated shares – 8,247,940; issued and outstanding shares – 8,247,940 at June 25, 2011 and December 25, 2010, respectively; aggregate liquidation preference – $6,600	6,600	6,600
Stockholders’ deficit:
Common stock, $0.0001 par value:
Authorized shares – 720,000,000; issued and outstanding shares – 29,286,106 at June 25, 2011 and 26,456,382 at December 25, 2010, respectively	3	3
Additional paid-in-capital	90,931	90,873
Accumulated deficit	(109,867)	(104,656)

Total stockholders’ deficit	(18,933)	(13,780)

Total liabilities, redeemable preferred stock, and stockholders’ deficit	$34,313	$42,919

See accompanying notes.

Santur Corporation

Condensed Statements of Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 25, 2011	June 26, 2010
Revenue	$20,891	$30,142
Cost of revenue	15,895	22,733

Gross margin	4,996	7,409
Operating expenses:
Research and development and engineering	7,536	7,295
Sales and marketing	1,114	949
General and administrative	1,351	1,455

Total operating expenses	10,001	9,699
Operating loss	(5,005)	(2,290)
Other income (expense):
Interest income	13	22
Interest expense	(193)	(253)
Other, net	(25)	(61)

Total other income and (expense), net	(205)	(292)

Net loss before provision for income tax expense	(5,210)	(2,582)
Provision for (benefit from) income tax	(1)	—

Net loss	$(5,211)	$(2,582)

See accompanying notes.

Santur Corporation

Condensed Statements of Cash Flows (Unaudited)

(In Thousands)

	Six Months Ended
	June 25, 2011	June 26, 2010
Cash flows from operating activities
Net loss	$(5,211)	$(2,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,149	2,428
Stock-based compensation expense	317	682
Change in operating assets and liabilities:
Accounts receivable	3,449	(3,741)
Inventories	(3,391)	(863)
Prepaids and other current assets	961	44
Other non-current assets	33	70
Accounts payable	2,154	3,245
Accrued expenses	(676)	433
Deferred rent	(94)	(190)
Returns reserve	(64)	(270)
Warranty liability	(1,169)	185
Other current liabilities	(150)	478

Net cash used in operating activities	(1,692)	(81)

Cash flows from investing activities
Purchase of property and equipment	(907)	(946)

Net cash used in investing activities	(907)	(946)

Cash flows from financing activities
Proceeds from loans	(28,819)	(28,296)
Loan repayment	25,365	30,294
Net proceeds from Series B-1 financing	—	(2)
Exercise of stock options	72	4
Dividends paid to stockholders	(330)	(330)

Net cash provided by (used in) financing activities	(3,712)	1,670

Net increase (decrease) in cash and cash equivalents	(6,311)	643
Cash and cash equivalents at beginning of period	13,551	14,288

Cash and cash equivalents at end of period	$7,240	$14,931

Supplemental disclosure
Cash paid for interest	$193	$253

See accompanying notes.

Santur Corporation

Notes to Unaudited Condensed Financial Statements

June 25, 2011

1. Company and Basis of Presentation

Nature of Operations

Santur Corporation (the Company) was incorporated in the state of Delaware on November 17, 2000. The Company develops Photonic Array Devices for commercial purposes. The Company’s facilities are located in Fremont, California, and Ottawa, Canada.

Fiscal Year

The Company’s fiscal year is a 52/53-week fiscal accounting year that closes on the Saturday closest to December 31st every year, which for 2010 was December 25, 2010. The second quarter of fiscal 2011 and 2010 ended on June 25, 2011 and June 26, 2010, respectively. Fiscal 2011 is a 53-week fiscal year and fiscal 2010 was a 52-week fiscal year. Unless otherwise stated, all dates refer to the Company’s fiscal year and fiscal periods.

Basis of presentation

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements of the Company as of June 25, 2011 and December 25, 2010 and for the six months ended June 25, 2011 and June 26, 2010 are condensed. The Company has omitted certain information and notes normally provided in its annual financial statements. In the opinion of management, except as otherwise noted, the condensed financial statements contain all adjustments, consisting only of normal recurring items, necessary for the fair presentation of the Company’s financial position and results of operations for the interim periods. These condensed financial statements should be read in conjunction with the annual financial statements and notes thereto for the fiscal year ended December 25, 2010 filed as Exhibit 99.01 to this Current Report on Form 8-K/A. The results of operations for the six months ended June 25, 2011 are not necessarily indicative of the results expected for the entire fiscal year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such management estimates include, but are not limited to, recognition of revenue, provision for sales returns, provision for inventory write-downs, allowance for doubtful accounts receivable, provision for warranty claims, valuation of common stock, preferred stock warrants and common stock options, valuation of long-lived tangible assets, and valuation of deferred tax assets. The Company regularly assesses these estimates, and while actual results may differ, management believes that the estimates are reasonable.

2. Significant Accounting Policies

There have been no changes in the Company’s significant accounting policies for the six months ended June 25, 2011, as compared o the significant accounting policies described in its annual financial statements for the fiscal year ended December 25, 2010, which are filed as Exhibit 99.01 to this Current Report on Form 8-K/A.

Recent Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board, or FASB, reached a final consensus on new revenue recognition guidance regarding revenue arrangements with multiple deliverables. The new accounting guidance addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting. The new accounting guidance became effective for the Company on December 26, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

3. Balance Sheet Components

Inventory

The following is a summary of inventories by major category (in thousands):

	June 25, 2011	December 25, 2010
Raw materials	$3,688	$4,280
Work-in-process	3,205	1,506
Finished goods	2,671	387

	$9,564	$6,173

As of June 25, 2011, $2,465,000 of finished goods inventory was at the site of the Company’s contract manufacturer in Penang Malaysia. As of December 25, 2010, $216,000 of finished goods inventory was at the site of the Company’s contract manufacturer in Penang, Malaysia.

Product Warranty

The following is a summary of the changes in warranty accruals (in thousands):

	Six Months Ended
	June 25, 2011	June 26, 2010
Balance, beginning of year	$1,557	$1,789
Provision for warranties during the year	207	305
Costs incurred during the year	(325)	(121)
Changes in estimate for pre-existing warranties	(1,051)	—

Balance, end of year	$388	$1,973

4. Fair Value Measurements

ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs that may be used to measure fair value as noted below:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table presents financial assets that were measured at fair value on a recurring basis using quoted prices in active markets (Level 1) (in thousands):

Cash and cash equivalents – money-market funds

	As of
Item	June 25, 2011	December 25, 2010
Cash and cash equivalents - money-market funds	$5,683	$7,775

There are no items that were measured at Level 2.

Warrant liabilities

Warrant liabilities for certain warrants to purchase the Company’s Series B-1 convertible preferred stock were measured at fair value on a recurring basis using significant unobservable inputs (Level 3) and were $738,000 as of both June 25, 2011 and December 25, 2010. There was no change in the value of the warrant liabilities during the six month period ended June 25, 2011.

5. Preferred Stock Warrant Liabilities

Significant terms and fair value of warrants to purchase preferred stock are as follows (in thousands, except per share amounts):

Classes of Preferred Stock	Expiration Date	Exercise Price per Share	Number of Shares as of		Fair Value as of
			June 25, 2011	December 25, 2010	June 25, 2011	December 25, 2010
Series B-1	Earlier of (i) December 31, 2016 or (ii) two years following the closing of an initial public offering of the Company’s common stock	$0.8002	10,537	10,537	$738	$738

			10,537	10,537	$738	$738

The fair value of the above warrants was determined using the Black-Scholes pricing model using the following assumptions:

	As of June 25, 2011	As of December 25, 2010
Risk-free interest	2.71%	2.71%
Volatility	90%	90%
Dividend yield	—	—
Remaining life	5.51 years	6.01 years

6. Line of Credit

On November 1, 2008, the Company obtained a line of credit with a bank. The credit agreement was amended in 2009 and November 2010. The amended agreement includes $12.5 million in accounts receivable funding based on 80% of eligible accounts receivable and provides availability of $3.5 million in 36-month term loans to purchase capital equipment. The accounts receivable funding is secured by its related accounts receivable with an interest rate of prime plus 1% per annum (4.25% at December 2010). The balance as of June 25, 2011 and December 25, 2010 was $5,233,000 and $7,687,000, respectively, all classified under short-term debt. The term loan is secured by related capital equipment with an interest rate of 4.25%, payable monthly. The term loan outstanding as of June 25, 2011 was $3,033,000, with $1,489,000 classified under short-term debt and $1,544,000 classified under long-term debt. The term loan outstanding as of December 25, 2010 was $4,033,000, with $1,996,000 classified under short-term debt and $2,037,000 classified under long-term debt. The scheduled principal payments as of June 25, 2011 were as follows (in thousands):

Year ending December:
2011 (remaining 6 months)	$6,229
2012	996
2013	1,041

$8,266

The Company was in compliance with the tangible net worth and reporting requirement covenants as of June 25, 2011. Subsequent to June 25, 2011, the Company and the bank amended and restated the credit agreement (see Note 12).

7. Income Taxes

The Company’s major tax jurisdictions are the United States federal and California. The Company’s income tax benefit for the six months ended June 25, 2011 and June 26, 2010 was $1,000 and $0, respectively.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in the financial statements and their respective tax bases using tax rates expected to be in effect during the years in which the basis differences reverse. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. Deferred tax assets primarily relate to net operating loss and tax credit carryforwards. If deferred tax assets become realizable in the future, the reversal of the valuation allowance will be recorded as a reduction in provision for income taxes. Utilization of the net operating loss carryforwards and tax credits carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

As of June 25, 2011, there were no material changes to either the nature or the amounts of uncertain tax positions previously determined for the year ended December 25, 2010.

8. Commitments and contingencies

Leases

The Company leases its office space under non-cancelable operating leases with fixed rental payments that expire between February 2011 and June 2016. Rent expense totaled $266,000 and $322,000 for the six months ended June 25, 2011 and June 26, 2010, respectively. Payments under the Company’s operating leases that escalate over the term of the lease are recognized as rent expense on a straight-line basis.

Future minimum commitments under operating leases are as follows (in thousands):

Year ending December:
2011 (remaining 6 months)	$203
2012	413
2013	423
2014	358
2015	364
Thereafter	186

$1,947

Litigation

From time to time, the Company is subject to various claims and legal proceedings, either asserted or unasserted, that arise in the ordinary course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, the Company’s management does not believe that the outcome of any of these currently existing legal matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flow. If an unfavorable ruling occurs in any of the pending legal proceedings, the Company’s financial position and results of operations and cash flows could be negatively affected. The Company accrues for losses related to litigation when the Company’s management considers a potential loss probable and can reasonably estimate such loss in accordance with FASB requirements. As the Company’s management continues to monitor these matters, however, its determination could change and it may decide a different reserve is appropriate in the future.

9. Stockholders’ Deficit

Common Stock

As of June 25, 2011, the Company had reserved the following shares of authorized but unissued common stock:

2000 Equity Incentive Plan	101,867,444
Exercise of common stock warrants	1,308,227
Conversion of Series A-1 preferred stock	94,134,273
Conversion of Series B-1 preferred stock and warrants	425,000,000

622,309,944

Series B-1 Preferred Stock Warrants

As of June 25, 2011 and December 25, 2010, the Company has two warrants outstanding for the purchase of 10,536,665 shares of Series B-1 convertible preferred stock at an exercise price of $0.042 per share. The warrants expire on the earlier of December 31, 2016 or two years following the closing of an initial public offering of the Company’s common stock.

No Warrants were exercised during the six months ended June 25, 2011.

Common Stock Warrants

The Company has the following unexercised common stock warrants outstanding as of the dates provided:

	As of June 25, 2011		As of December 25, 2010
Expiration Date	Exercise Price per Share	Unexercised Shares	Exercise Price per Share	Unexercised Shares
May 19, 2011	$—	—	$0.8002	1,237,190
October 12, 2011	$0.8002	1,102,029	$0.8002	1,102,029
June 2, 2013	$0.8002	206,198	$0.8002	206,198

		1,308,227		2,545,417

No common stock warrants were exercised during the six months ended June 25, 2011.

Equity Incentive Plan

The Company’s 2000 Equity Incentive Plan provides for the issuance of options to purchase common stock and restricted stock to employees, officers, directors and consultants. The following table summarizes the Company’s stock option activity during the six months ended June 25, 2011:

		Outstanding Options
	Shares Available for Grant	Number of Options	Weighted- Average Exercise Price per Share
Balance at December 25, 2010	7,408,817	75,140,415	$0.029
Increase to authorization	22,146,161	—	$—
Granted	(18,193,123)	18,193,123	$0.045
Exercised	—	(2,827,949)	$0.025
Canceled	6,800,504	(6,800,504)	$0.027

Balance at June 25, 2011	18,162,359	83,705,085	$0.032

The following table summarizes information about stock options outstanding as of June 25, 2011:

	Options Outstanding
	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price
Vested and expected to vest	70,123,264	8.11	$0.032
Exercisable	31,467,310	8.60	$0.026

Share-Based Payments

The following table summarizes the stock-based compensation expense recognized for stock options for the six months ended June 25, 2011 and June 26, 2010 (in thousands):

	Six Months Ended
	June 25, 2011	June 26, 2010
Cost of sales	$98	$142
Research, development and engineering	144	226
Selling, general, and administrative	75	314

	$317	$682

The Company estimated the fair value of all employee stock options using a Black-Scholes valuation model with the following assumptions:

	Six Months Ended
	June 25, 2011	June 26, 2010
Weighted-average expected term (years)	5.71	5.71
Weighted-average volatiity	90%	90%
Risk-free interest rate	1.11%	2.31%
Expected dividends	—	—

The weighted-average fair value of options granted was $0.045 and $0.032 per share for the six months ended June 25, 2011 and June 26, 2010, respectively. At June 25, 2011, there was $1,779,351 of unrecognized stock-based compensation expense that will be recognized over the remaining weighted-average period of 2.2 years.

10. Related-Party Transactions

A $150,000 personal loan was given to Bardia Pezeshki, a co-founder of the Company, while he was a member of the Board of Directors. The loan is due on the earlier of: (i) July 7, 2015, (ii) the date the Company becomes subject to the Sarbanes-Oxley Act of 2002, or (iii) the date the Company consummates a liquidation, change of control, or an IPO. Interest will accrue at 3.86% compounded annually, and the borrower has granted a security interest in all of his shares of the Company’s issued and outstanding common and preferred stock. As of June 25, 2011, this loan was still outstanding.

12. Subsequent Events

The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The Company has evaluated subsequent events through December 16, 2011, the date that the financial statements were available to be issued.

Loan Agreement

On September 14, 2011, the Company entered into an amended and restated loan agreement with its bank. The terms of the loan agreement are substantially the same as the prior agreement except for the elimination of the financial covenant related to the minimum tangible net worth and change in the delivery date of the audited financial statements to October 31, 2011.

Acquisition

On September 19, the Company entered into an Agreement and Plan of Merger with NeoPhotonics Corporation, Dulcimer Acquisition Corp., a wholly owned subsidiary of NeoPhotonics Corporation, and Shareholder Representative Services LLC, pursuant to which Dulcimer Acquisition Corp. would merge (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of NeoPhotonics Corporation. The Merger closed on October 12, 2011. In connection with the Merger, the Company modified certain stock options and repaid all of its outstanding indebtedness.